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                EXHIBIT 23.1 - - CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-42554, 33-48186, and 33-42424) pertaining to the Employee Stock Option and Employee Stock Purchase Plans of CorVel Corporation of our report dated May 10, 1999 (except for Notes J and L, as to which the date is May 31, 1999) with respect to the consolidated financial statements and schedule of CorVel Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 1999.


                              /s/ ERNST & YOUNG LLP


Orange County, California
June 28, 1999